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        THE WARRANTS AND COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS
                HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                OF 1933 AS AMENDED (THE "ACT"), AND THE WARRANTS
                AND COMMON STOCK ISSUABLE ON EXERCISE OF WARRANTS
                 MAY NOT BE SOLD UNLESS THERE IS A REGISTRATION
                        STATEMENT IN EFFECT COVERING THE
          WARRANTS AND COMMON STOCK OR THERE IS AVAILABLE AN EXEMPTION
                  FROM THE REGISTRATION REQUIREMENTS OF THE ACT


         Void after 5:00 P.M., New York City time, on January 24, 1999




                WARRANT TO PURCHASE 15,000 SHARES OF COMMON STOCK

                                       OF

                          INDEX STOCK PHOTOGRAPHY, INC.


                  This is to certify that, for value received, Andrew J. Shechtel, or assigns (the "Holder" or "Holders") is entitled to purchase, subject to the provisions of this warrant, from Index Stock Photography, Inc., a Delaware corporation (the "Company"), Fifteen Thousand (15,000) shares (the "Warrant Shares" or the "Shares") of the common stock of the Company (the "Common Stock"), at an exercise price of $3.30 per share, exercisable prior to January 24, 1999. This Warrant shall not be exercisable after 5:00 P.M., New York City time, on January 24, 1999 (which shall be referred to herein as the "Exercise Term"), subject to adjustment as set forth hereinafter. This warrant, and any warrant resulting from a transfer or subdivision of this warrant shall sometimes hereinafter be referred to as a "Warrant." The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in Section 6 below.

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                  1. Exercise of Warrant. Each Warrant shall entitle the Holder thereof to purchase one share of Common Stock at the exercise price of $3.30 per share, subject to adjustment as provided for in Section 6 below. This Warrant may also be exercised in whole or in part at any time or from time to time during the period commencing on the date hereof and continuing through the last day of the Exercise Term, or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the exercise price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the Warrant Shares issuable upon such exercise, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder within a reasonable time, not to exceed five (5) business days following the exercise of this Warrant. In the event that the Company shall declare any dividend prior to the exercise of this Warrant, whether payable in cash, stock or property of the Company, then in such event, upon the exercise of each warrant, the Company shall, in addition to the Warrant Shares deliverable upon such exercise, also deliver to the holder the dividends that such holder would have received had this Warrant been exercised prior to the declaration of such dividend.

                  2. Reservation and Listing of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.
                  3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.
                                       2

                  4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable hereunder. Subject to
Section 8 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant, when executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise hereof.
                  6. Stock Splits and Other Combinations. In case the Company shall at any time effect any stock splits or any proportionate adjustment of its capital stock, the exercise price shall forthwith be proportionately increased or decreased.
                           (a)      Adjustment in Number of Shares.
                  (i) Upon each adjustment of the exercise price pursuant to the provisions of this Section (6), the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the exercise price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted exercise price.
                           (b)    Reclassification, Consolidation, Merger, etc.
In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the exercise price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants. The Exercise Term shall not be modified or otherwise affected by any of the aforementioned transactions and the terms of any such transactions cannot require the holder of this Warrant to exercise this Warrant prior to the Exercise Term in order for the holder to have the right to purchase the kind and number of shares of stock and other securities and property receivable upon any such reclassification, change, consolidation, merger, sale or conveyance as hereinabove referred to.


                  7. Definition of "Common Stock." For the purpose of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock, $.0001 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 6 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 6 hereof and all other provisions of this Warrant with respect to common Stock shall apply on like terms to any such other shares or other securities.
                  8. Transfer to Comply with the Act. This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:
                           a.       to a person who, in the opinion of counsel
for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933 (the "Act") and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution, and in which such person agrees to comply with the provisions of this Section (8) with respect to any resale or other disposition of such securities; or

                           b.       to any person upon delivery of a prospectus
then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.
                  9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested.
                  10. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Holder shall inure to the benefit of his successors and assigns hereunder.
                  11. Termination. This Warrant will terminate on any earlier date when it has been entirely exercised and all the Shares issuable upon exercise of this Warrant have been resold to the public.
                  12. Governing Law. This Warrant shall be deemed to be made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.
                  13. Entire Agreement; Amendment; Waiver. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.

                               INDEX STOCK PHOTOGRAPHY, INC.


                                By:
                                   ---------------------------------
                                   Name: Bahar Gidwani
                                   Title: Chief Executive Officer

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                          INDEX STOCK PHOTOGRAPHY, INC.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto________________________________________________________________

______________________________________________________________________________
(Name and address of assignee must be printed or typewritten) the rights of the undersigned represented by this Warrant, to the extent of _______________ (__________) shares of Common Stock, $.0001 par value, of Index Stock Photography, Inc. (the "Company") hereby irrevocably constituting and appointing _________________________ Attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated:_______________________________ , 199     ______________________________
                                                Signature of Registered Holder


Signature Guaranteed:


_______________________

                             Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever.

                          INDEX STOCK PHOTOGRAPHY, INC.

                                  PURCHASE FORM



Index Stock Photography, Inc.

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, ___________________ shares of Common Stock, $.0001 par value per share, of Index Stock Photography, Inc. (the "Shares") provided for herein, and requests that certificates for the Shares be issued in the name of:_________________________

______________________________________________________________________________
(Please print name, address and social security number) and, if said number of Shares shall not be all the Share purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under this Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:___________________________________, 199__

Name of Warrantholder or Assignee:_______________________________________
                                         (Please print)

Address:______________________________________________________________

        ______________________________________________________________


Signature: ___________________________________________________________

Signature Guaranteed:



____________________________


                             Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.